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                                                                    EXHIBIT 99.5
                     CAL FED BANCORP INC. AND SUBSIDIARIES

                               MULTI-FAMILY LOANS

                                 JUNE 30, 1996

                                                           OUTSTANDING BALANCE OF MULTI-FAMILY LOANS
                                 ----------------------------------------------------------------------------------------------
            YEAR OF                0-     750K-    1,000K-   2,000K-   3,000K-   4,000K-   5,000K-                        % OF
          ORIGINATION             749K     999K    1,999K    2,999K    3,999K    4,999K    5,999K    6,000K+    TOTAL     TOTAL
          -----------            ------   ------   -------   -------   -------   -------   -------   -------   --------   -----
                                                                     (DOLLARS IN MILLIONS)
1996...........................  $  8.1   $  0.9   $   1.1    $  --     $  --     $  --     $  --     $  --    $   10.1     0.8%
1995...........................    17.4      2.6       4.9       --        --        --        --        --        24.9     1.9%
1994...........................    27.7      1.7      10.7       --       3.7        --        --        --        43.8     3.4%
1993...........................    67.2     23.6      26.7      4.7        --        --        --        --       122.2     9.4%
1992...........................    20.2      7.1      16.6      8.8       7.1        --        --        --        59.8     4.6%
1991...........................    13.6      8.8      12.3       --        --        --        --        --        34.7     2.7%
1990...........................    37.4     14.5      12.0      7.3       3.7       4.7        --       6.4        86.0     6.6%
1989...........................    17.1      3.3       4.1       --       6.9       4.9        --        --        36.3     2.8%
1988...........................   137.2     14.6      19.1      6.7       7.2       4.5       5.0        --       194.3    15.0%
1987...........................   151.4     15.7      23.5      2.3       6.9      14.0        --        --       213.8    16.5%
1986...........................   171.8     13.3      11.8     11.6       7.5       4.1       5.3        --       225.4    17.2%
1985...........................   100.5      4.1      12.5      6.5       6.7        --        --        --       130.3    10.0%
1984...........................    40.3       --       1.9       --        --        --        --        --        42.2     3.3%
1983...........................    24.6      0.8        --       --        --        --        --        --        25.4     2.0%
1982...........................     0.9      0.8        --       --        --        --        --        --         1.7     0.1%
1981...........................     0.6       --        --       --        --        --        --        --         0.6     0.1%
Prior to 1981..................    39.8      1.8       5.3       --        --        --        --        --        46.9     3.6%
                                 ------   ------    ------    -----     -----     -----     -----     -----    --------   -----
  Total........................  $875.8   $113.6    $162.5    $47.9     $49.7     $32.2     $10.3     $ 6.4    $1,298.4   100.0%
                                 ======   ======    ======    =====     =====     =====     =====     =====    ========   =====
% of Total.....................    67.5%     8.7%     12.5%     3.7%      3.8%      2.5%      0.8%      0.5%
                                 ======   ======    ======    =====     =====     =====     =====     =====

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